As filed with the Securities and Exchange Commission on May 24, 2002
                                                Registration No. 333-55940

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                              ENERGY PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)

            Delaware                                    72-1409562
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

    201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana         70170
             (Address of Principal Executive Offices)                (Zip Code)

                       2000 Long Term Stock Incentive Plan
                            (Full Title of the Plan)
                               -------------------

                               Richard A. Bachmann
                              Energy Partners, Ltd.
                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                     (Name and address of agent for service)
                                 (504) 569-1875
          (Telephone number, including area code, of agent for service)

                                 With copies to:

              John H. Peper                            John Schuster, Esq.
Executive Vice President, General Counsel            Cahill Gordon & Reindel
         and Corporate Secretary                         80 Pine Street
          Energy Partners, Ltd.                     New York, New York 10005
   201 St. Charles Avenue, Suite 3400                    (212) 701-3000
      New Orleans, Louisiana 70170
             (504) 569-1875

                                EXPLANATORY NOTE

     Energy Partners, Ltd., a Delaware corporation ("EPL" or the "Registrant"), registered, pursuant to a Registration Statement on Form S-8 filed on February 20, 2001 (No. 333-55940) (the "Registration Statement"), the offer and sale of up to 2,627,130 shares of EPL's Common Stock, par value $0.01 per share (the "Common Stock"), issuable under EPL's 2000 Long Term Stock Incentive Plan (the "Plan"). EPL's Board of Directors has adopted, and its stockholders have approved, an Amended and Restated 2000 Long Term Stock Incentive Plan (the "Amended Plan") under which, among other things, the number of shares of Common Stock available for issuance under the Amended Plan was increased to 4,800,000 shares (inclusive of shares previously registered with respect to the Plan). The Amended Plan replaced the Plan as of the date that EPL's stockholders approved the Amended Plan. No future awards will be made under the Plan.

     In accordance with the principles set forth in Interpretation 89 under Section G, "Securities Act Forms," of the Manual of Publicly Available Telephone Interpretations (July 1997) of the Division of Corporation Finance of the Securities and Exchange Commission and Instruction E of the General Instructions to Form S-8, EPL is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove 2,627,130 shares of Common Stock from registration under this Registration Statement.

     The shares of Common Stock that are hereby removed from registration will be carried over to and continue to be registered under a Registration Statement on Form S-8 (the "New Registration Statement") that will be filed contemporaneously with the filing of this Post-Effective Amendment No. 1. The New Registration Statement will register the offered sale of up to 4,800,000 shares of Common Stock issuable under the Amended Plan.

     The offered sale of 250,000 shares of Common Stock issuable upon the exercise of options to be granted under EPL's 2000 Stock Option Plan for Non-Employee Directors, 100,000 shares of Common Stock issuable upon the exercise of options to be granted under EPL's Stock and Deferral Plan for Non-Employee Directors and 139,500 shares of Common issued as Bonus Shares, to the extent not previously sold under the Registration Statement, may continue to be made under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Energy Partners, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 24th day of May, 2002.


                            ENERGY PARTNERS, LTD.


                            By: /s/ Richard A. Bachmann
                               --------------------------------
                               Richard A. Bachmann
                                Chairman, President and
                                Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.



                Signature                                    Title                               Date
                ---------                                    -----                               ----

         /s/ Richard A. Bachmann            Chairman, President and Chief Executive          May 24, 2002
         ------------------------                      Officer (Principal
           Richard A. Bachmann                         Executive Officer)


           /s/ Suzanne V. Baer                 Executive Vice President and Chief            May 24, 2002
         ------------------------            financial Officer (Principal Financial
             Suzanne V. Baer                        and Accounting Officer)


                   *                                       Director                          May 24, 2002
         ------------------------
            Austin M. Beutner


                   *                                        Director                         May 24, 2002
         ------------------------
          John C. Bumgarner, Jr.


                   *                                        Director                         May 24, 2002
         ------------------------
             Harold D. Carter



                Signature                                    Title                               Date
                ---------                                    -----                               ----


                   *                                        Director                         May 24, 2002
         ------------------------
            Robert D. Gershen


                                                            Director
         ------------------------
               Gary L. Hall


                   *                                        Director                         May 24, 2002
         ------------------------
             William O. Hiltz


                   *                                        Director                         May 24, 2002
         ------------------------
              Eamon M. Kelly


                   *                                        Director                         May 24, 2002
         ------------------------
             John G. Phillips


*        By:   /s/ Suzanne V. Baer                                                           May 24, 2002
              ---------------------------------
              Suzanne V. Baer, as
              Attorney-in-Fact
